PURCHASE AGREEMENT

DATED AS OF

DECEMBER 1, 2005

AMONG

ANSWERS CORPORATION, as Buyer,

BRAINBOOST PARTNERSHIP, as Seller,

ASSAF ROZENBLATT

EDO SEGAL

AND JON MEDVED

THIS PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of December 1, 2005 among ANSWERS CORPORATION, a Delaware corporation ("Buyer"), BRAINBOOST Partnership, a New York partnership (the "Seller") and Assaf Rozenblatt, Edo Segal and Jon Medved (collectively, the "Partners" and individually, a “Partner”).

WHEREAS, the Seller owns all of the issued and outstanding membership interests of Brainboost Technology, LLC, a Delaware limited liability company (the “Company”) which is engaged in the business set forth on Schedule A of this Agreement (the “Business”); and

WHEREAS, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, all of the issued and outstanding membership interests of the Company;

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1.

PURCHASE AND SALE OF THE INTERESTS

1.1. PURCHASE AND SALE. In accordance with the provisions of this Agreement, the Seller hereby sells, transfers, assigns and delivers free from all liens, charges and Encumbrances to the Buyer, and the Buyer hereby purchases, acquires and accepts from the Seller, the right, title and interest in and to all of the membership interests of the Company (the “Interests”).

1.2. EXCLUDED LIABILITIES. The Buyer shall not assume or be bound by any obligations or liabilities of the Seller or any affiliate of the Seller (other than the Company), of any kind or nature, known, unknown, accrued, absolute, contingent or otherwise, whether now existing or hereafter arising.

1.3. PURCHASE PRICE.

(a) PAYMENT OF CONSIDERATION. The aggregate purchase price payable for the Interests consists of:

(i) an aggregate of $4,000,000 in cash (the "Cash Consideration") less $75,000 previously paid to the Seller and the Partners pursuant to the Letter Agreement dated September 9, 2005, as amended October 31, 2005 and November 17, 2005, among the Seller, the Buyer and the owners of the partnership interests of the Seller; and

(ii) Four Hundred and Thirty Nine Thousand (439,000) shares, being such number of shares of common stock, $0.001 par value per share, of the Buyer (the “Stock Consideration”) as have an aggregate value of approximately Four Million Five Hundred Thousand ($4,500,000) Dollars based upon $10.2575 per share (the “Closing Price”).

(b) COMMON STOCK PRICE PROTECTION RIGHT.

(i)
Notwithstanding anything contained in this Section 1.3 to the contrary, in the event that the average closing price of the Buyer’s common stock on the NASDAQ National Market (or other principal exchange the Buyer’s common stock is traded on) for the 20 consecutive trading days (“Average Closing Price”) immediately preceding the one year anniversary of the Closing Date (the “Anniversary”), is less than the Closing Price, the Buyer at its option shall, with respect only to any of the Stock Consideration held by the Seller and/or the Partners on the Anniversary (subject to Section 1.3(b)(ii)), either (A) repurchase in cash such portion of the Stock Consideration at the Closing Price or (B) pay the Seller in cash for each such share the difference between the Closing Price and the Average Closing Price immediately preceding the Anniversary. The Buyer shall have 30 days after the Anniversary (the “Election Period”) in which to notify the Seller of its election whether to repurchase the relevant portion of the Stock Consideration or pay such difference between the Closing Price and the Average Closing Price immediately preceding the Anniversary and to close the transaction (the “Adjustment Closing”). Notwithstanding the foregoing, the Seller and its Partners may sell any or all of the Stock Consideration during the Election Period. For any of the Stock Consideration sold during the Election Period and prior to the Adjustment Closing at a price higher than the Average Closing Price immediately preceding the Anniversary but lower than the Closing Price, the Buyer shall pay the Seller in cash for each such share sold, the difference between the Average Closing Price immediately preceding the Anniversary and such higher price. If at any time after the date hereof, the number of outstanding shares of Common Stock of the Buyer is (i) increased by a stock dividend payable in shares of Common Stock or by a subdivision or split of shares of such class of Common Stock or (ii) decreased by a combination or reverse split of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive the benefits of such stock dividend, subdivision, split-up, reverse split-up or combination, the Closing Price shall be proportionately reduced, in the case of an increase in shares of Common Stock outstanding, or proportionately increased, in the case of a decrease in shares of Common Stock outstanding, in both cases by the ratio which the total number of shares of Common Stock to be outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

(ii)
If upon written notice, at any time prior to the Anniversary, (A) the Buyer notifies the Seller and the Partners (“Notification Date”) that the Average Closing Price immediately preceding the Notification Date is 130% or more of the Closing Price, (B) the Seller was not restricted from selling any of the Stock Consideration by Buyer during the 20 consecutive trading days immediately preceding the Notification Date (the “Unrestricted Shares”), (C) the Registration Statement (as defined herein) is effective as to the Unrestricted Shares and (D) the Seller has not received notification from the Company that it is not able to sell under the Registration Statement as the result of the existence of a Potential Material Event (as defined in the Registration Rights Agreement) , then such Unrestricted Shares shall not be subject to the Common Stock Price Protection Right referred to in Section 1.3(b)(i). Notwithstanding the foregoing, in the event that the Seller and/or the Partners fail to materially transfer Intellectual Property Rights (including any related know-how) the Buyer will be acquiring pursuant to this Agreement, the Common Stock Price Protection Right referred to in Section 1.3(b)(i) shall be null and void with respect to any of the Stock Consideration held, directly or indirectly, by Assaf Rozenblatt. The failure of Mr. Rozenblatt to voluntarily terminate his employment with the Buyer prior to the Anniversary (for reasons other than disability or death) or the failure of the Buyer to terminate his employment pursuant to Sections 3.4(i), (ii) or (iv) of the Employment Agreement (as defined herein)) prior to the Anniversary, shall constitute an irrebutable presumption and conclusive proof that the Intellectual Property Rights (including any related know-how) have been materially transferred. Termination of the Employment Agreement by the Buyer pursuant to Sections 3.4(i), (ii) or (iv) of the Employment Agreement prior to the Anniversary or the voluntary termination by Mr. Rozenblatt of his employment with the Company (for reasons other than disability or death) prior to the Anniversary shall constitute an irrebutable presumption and conclusive proof that the Intellectual Property Rights (including any related know-how) have not been materially transferred.

(c) COMMON STOCK LOCK-UP. The Seller agrees not to sell, assign, transfer, pledge, hypothecate or otherwise dispose of any of the Stock Consideration until after the Anniversary (the “Lock-up Agreement”), except that (i) 1/12 of the Stock Consideration shall be released from the Lock-up Agreement each 30 day period after the date hereof for the first 6 months after the date hereof, (ii) an additional 25% of the Stock Consideration shall be released from the Lock-up Agreement 270 days after the date hereof and (iii) the remaining Stock Consideration shall be released from the Lock-up Agreement 365 days after the date hereof. By way of clarification, the release of the Stock Consideration from the Lock-up Agreement shall be cumulative, such that for example, 6 months after the date hereof 50% of the Stock Consideration shall be eligible for sale. Upon notice to the Seller and the Partners, the Buyer has the right, in its sole discretion, to terminate the Lock-up Agreement at any time after the Registration Statement has been declared effective. Notwithstanding the foregoing, provided the Common Stock Price Protection remains in effect, the Seller agrees not to sell any of the Stock Consideration for the 45 days prior to the Anniversary.

(d) REGISTRATION RIGHTS. The Buyer shall file a registration statement with respect to the Stock Consideration, in accordance with the registration rights agreement (the “Registration Rights Agreement”) in the form attached hereto as EXHIBIT A.

(e) TAXES. Each party hereto shall pay any and all municipal, county, state and federal sales and documentary transfer taxes, impositions, liens, leases, assessments and similar charges if any, incurred by such party in connection with the transaction contemplated by this Agreement. Each party shall in a timely manner sign and swear to any return, certificate, questionnaire or affidavit as to matters within its knowledge required in connection with the payment of any such tax.

(f) ESCROW AGREEMENT.

(i) Reference is hereby made to the Escrow Agreement to be dated as of the Closing Date (as defined herein) among the Seller, the Buyer, each of the Partners and a mutually agreeable escrow agent (the “Escrow Agent”) substantially in the form attached hereto as EXHIBIT B (the “Escrow Agreement”). The Escrow Agreement is to be entered into for the purposes of securing the Seller’s obligation to materially transfer the Intellectual Property Rights (and related know-how) and the indemnification obligations of the Seller and the Partners under Article 7 as more fully set forth in such Escrow Agreement.

(ii) At the Closing Date, Buyer shall cause to be deposited with the Escrow Agent to be held by the Escrow Agent and distributed subject to the terms of the Escrow Agreement all of the Stock Consideration to be paid to the Seller and stock powers duly endorsed by the Seller in blank for transfer of such shares (the “Escrowed Shares”) shall be held by the Escrow Agent for the purposes of securing the Seller’s obligation to materially transfer the Intellectual Property Rights (and related know-how) and the indemnification obligations of the Seller and the Partners under Article 7 as more fully set forth in such Escrow Agreement.

1.4. CLOSING. The closing of the transactions contemplated hereunder (the "Closing") will take place on the date hereof (the "Closing Date"), unless another date is agreed to in writing by the parties. The Closing shall take place at the offices of Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, New York, New York 10018, unless another place is agreed to in writing by the parties. At the Closing,

(a)	the Buyer shall:

(i)	pay the Cash Consideration to the Seller by wire transfer of immediately available funds to such bank account as the Seller shall direct in writing;

(ii)
deliver to American Stock Transfer and Trust Company, the escrow agent, pursuant to the Escrow Agreement entered into on the date hereof among the Buyer, the Seller and each of the Partners, an original certificate representing all of the Stock Consideration, all validly issued, fully paid, non-assessable, not subject to any preemptive rights and free and clear of all liens, claims or Encumbrances other than those created hereby, but subject to a restrictive legend and lockup as set forth in Sections 1.3(c) and 6.1(b);

(iii)	deliver to the Seller the certificates of the Chief Executive Officer of the Buyer described in Sections 5.3(a) and (b) hereof;

(iv)	deliver to the Seller, the Registration Rights Agreement, the Escrow Agreement, and the Employment Agreement, each duly executed by the Buyer; and

(v)
deliver to the Seller, such other documents as the Seller or Sellers’ counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement; and

(b)	the Seller shall deliver, or cause to be delivered, to the Buyer:

(i)	instruments of transfer, assignment and conveyance in form and substance satisfactory to the Buyer and its counsel, evidencing the sale of the Interests to the Buyer;

(ii)	the certificates of Assaf Rozenblatt, on behalf the Seller described in Sections 5.2(a) and (b) hereof;

(iii)
the Registration Rights Agreement and the Escrow Agreement, duly executed by the Seller and each of the Partners; the Letter Representation (as defined herein), duly executed by the Seller and Assaf Rozenblatt; and the Employment Agreement and Employee Confidentiality Agreement, each duly executed by Assaf Rozenblatt; and

(iv)	such other documents as the Buyer or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement.

1.5. POST-CLOSING ACCESS.

(a) After the Closing, the Buyer shall provide to the Seller and its accountants and attorneys, for any reasonable legal or business purpose, including defending third party claims and preparing such tax returns of the Seller and the Company as may be reasonably required after the Closing, copies of relevant portions of the books and records of Seller and the Company delivered to the Buyer under this Agreement.

(b) After the Closing, the Seller shall provide to the Buyer and its accountants and attorneys, for any reasonable legal or business purpose, including defending third party claims and preparing such tax returns of Buyer as may be reasonably required after the Closing, copies of relevant portions of the books and records of Buyer delivered to the Seller under this Agreement. In addition, Seller shall afford Buyer and its accountants and other representatives reasonable access to all of Seller’s books and records as Buyer may reasonably request.

1.6. FURTHER ASSURANCES. Each party shall, from time to time on being reasonably required to do so by the other party, now or at any time in the future, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form reasonably satisfactory to the other party as the other party may reasonably consider necessary for giving full effect to this Agreement and securing to the other party the full benefit of the rights, powers and remedies conferred upon the other party in this Agreement.

ARTICLE 2.

REPRESENTATIONS AND WARRANTIES

As used with respect to the Seller or the Buyer, as the case may be, the term "Material Adverse Effect" or "Material Adverse Change" means (i) any change, event, inaccuracy, violation, circumstance or effect, individually or in the aggregate, that has or is reasonably likely to have a material adverse effect on the business, assets (including intangible assets), operations, results of operations, properties or financial condition of the party and its subsidiaries taken as a whole, other than changes or effects (A) caused by changes in general economic or securities markets conditions, (B) that affect the business in which such party and its subsidiaries operate in general and that do not have a materially disproportionate effect on such party and its subsidiaries or (C) resulting from the announcement or proposed consummation of this Agreement and the transactions contemplated hereby (including any security holder class action litigation arising from allegations of a breach of fiduciary duty relating to this Agreement).

2.1. REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE PARTNERS. Except as otherwise set forth in the disclosure schedule delivered by the Seller to the Buyer concurrently with the execution of this Agreement (the "Seller Disclosure Schedule"), the Seller and the Partners jointly and severally represent and warrant to the Buyer as set forth below. Each exception set forth in the Seller Disclosure Schedule, and any other information included in the Seller Disclosure Schedule, is identified by reference to, or has been grouped under a heading referring to, a specific individual section or subsection of this Agreement (which grouping shall be for reference purposes only); any disclosure in the Seller Disclosure Schedule shall be deemed to be disclosed for the purpose of any section or subsection of this Agreement to which the applicability of such disclosure is reasonably apparent from such disclosure. Inclusion of any information in the Seller Disclosure Schedule shall not be construed as an admission that such information is material to the Seller or any of its Subsidiaries or was not entered into in the ordinary course of business.).

(a) ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER. The Seller (i) is a partnership duly organized, validly existing and in good standing under the laws of the State of New York, (ii) has all requisite power and authority to (A) own, lease and operate its properties and assets and to carry on its business as now being conducted, (B) to enter into this Agreement, (C) to perform its obligations hereunder and thereunder, and (D) to consummate the transactions contemplated hereby and thereby, and (iii) is duly qualified and in good standing to do business in those jurisdictions listed in Section 2.1(a) of the Seller Disclosure Schedule being all of the jurisdictions, in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect on the Seller. The Seller has delivered to the Buyer true, correct and complete copies of the partnership agreement of the Seller, as amended to the date hereof. The Company (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite limited liability company power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and (iii) is duly qualified and in good standing to do business in those jurisdictions listed in Section 2.1(a) of the Seller Disclosure Schedule being all of the jurisdictions, in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect on the Company. The Seller has delivered to the Buyer true, correct and complete copies of the operating agreement of the Company, including all amendments (the “Operating Agreement”) and the Certificate of Formation of the Company.

(b) AUTHORITY; NO CONSENTS. The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Seller; and this Agreement when executed and delivered by the Seller will be, duly and validly executed and delivered by the Seller; and this Agreement is a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, when executed and delivered by the Seller, will be a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium and similar laws relating to or affecting the rights of creditors generally. Except as set forth in Section 2.1(b) of the Seller Disclosure Schedule, neither the execution, delivery and performance of this Agreement nor the consummation by the Seller of the transactions contemplated hereby, or thereby nor compliance by the Seller with any provision hereof or thereof will (A) conflict with, (B) result in any violation of, (C) cause default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (E) result in the creation of any Encumbrance on or against any assets, rights or property of the Seller or the Company under any term, condition or provision of (x) any instrument, contract or agreement to which the Seller or the Company is a party, or by which the Seller or the Company or any of their respective properties, assets or rights may be bound, (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to the Seller or the Company or any of their respective properties, assets or rights or (z) the Seller's partnership agreement or the Operating Agreement except with respect to clauses (x) or (y) above, any such conflict, violation, default, right of termination, amendment, cancellation or acceleration or Encumbrance which could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Section 2.1(b) of the Seller Disclosure Schedule, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by the Seller of this Agreement or the consummation by the Seller of the transactions contemplated hereby or thereby, except such consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made are not reasonably likely to result in a Material Adverse Effect or materially impair the ability of the Seller and each of the Partners to consummate the transactions contemplated by this Agreement. As used in this Agreement, the term "Encumbrances" shall mean and include security interests, mortgages, liens, pledges, guarantees, charges, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money; the term “Encumbrances” shall not mean or include any claim or liability for any infringement or other violation of any third-party Intellectual Property Right.

(c) CAPITALIZATION. The only equity interests in the Company are the Interests. The Interests are valid membership interests entitled to the rights, powers and privileges set forth in the Operating Agreement. Except for the obligations set forth in this Agreement, no party has any right or obligation to purchase or sell, or any option or similar right to purchase, any membership interest in the Company. The Interests are freely transferable to the Buyer pursuant to the terms of this Agreement. The Company has not issued any securities other than the Interests. The Interests were not issued in violation of any federal or state securities law or any other legal requirement. Other than this Agreement, there are no outstanding subscriptions, rights, options, warrants, conversion rights, agreements or other claims for the purchase or acquisition from the Company or the Seller of any membership interests of the Company or any other securities of the Company or obligating the Company to issue, repurchase or otherwise acquire any membership interests of the Company or any other securities of the Company or any securities convertible into, exercisable or exchangeable for, or otherwise entitling the holder to acquire any membership interests of the Company or any other securities of the Company.

(d) RIGHT TO TRANSFER. The Seller has good and valid legal title to the Interests and full beneficial ownership thereof and full legal right and power to transfer and deliver to the Buyer such Interests in the manner provided in this Agreement, and upon the purchase of such Interests pursuant to the terms of this Agreement, the Buyer will receive good and valid legal title thereto and full beneficial ownership thereof, free and clear of all liens, restrictions, Encumbrances and rights of others of any kind other than those created or permitted by the Buyer.

(e) OTHER EQUITY INTERESTS. The Company does not have, and has not had at any time, any direct or indirect equity interest in any other corporation, partnership, joint venture, limited liability company or other entity or any commitment to acquire any such equity interest.

(f) FINANCIAL INFORMATION.

(i) Attached as Section 2.1(f) to the Seller Disclosure Schedule are the following financial statements (collectively, the "Seller Financial Statements"):

(1) the unaudited balance sheet of the Seller as at August 31, 2005 (the “Seller Interim Balance Sheet”) and 2004 and the related statements of operations, cash flow and partners' equity for the nine-month periods then ended, prepared by the Seller (the "Seller Interim Financial Statements"); and

(2) the unaudited balance sheets of the Seller as at December 31, 2004 and the interim balance sheet as of August 31, 2005, the related unaudited statements of operations, cash flow and partners' equity for the periods then ended, prepared by the Seller (the “Seller Unaudited Financial Statements”).

(ii) The Seller Financial Statements (A) are in accordance with the books and records of the Seller and (B) fairly present the financial condition of the Seller as at the respective dates indicated and the results of operations of the Seller for the respective periods indicated.

(iii) The Seller maintains accurate books and records reflecting its assets and liabilities.

(iv) The books of account, membership interest books and other records of the Company, all of which have been made available to the Buyer by the Seller, are true, correct and complete.

(g) ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in Section 2.1(g) of the Seller Disclosure Schedule, at December 31, 2004, with respect to the Seller's Balance Sheet as of such date (the "Current Year-End Balance Sheet"; and the date thereof being the "Current Year-End Balance Sheet Date"), and at August 31, 2005, with respect to the Seller Interim Balance Sheet, respectively, (i) the Seller had no liability or obligation of any nature (whether known or unknown, matured or unmatured, fixed or contingent, secured or unsecured, accrued, absolute or otherwise ("Liability")) required to be set forth on the Current Year-End Balance Sheet or the Seller Interim Balance Sheet, respectively, in order for the Current Year-End Balance Sheet and the Seller Interim Balance Sheet, respectively, to fairly present the financial condition of the Seller at the respective dates thereof, which was not provided for or disclosed thereon, and (ii) all liability reserves established by the Seller and set forth thereon were adequate for all such Liabilities at the respective dates thereof. There were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975 ("FAS No. 5")) which were not adequately provided for on the Current Year-End Balance Sheet and the Seller Interim Balance Sheet, respectively, as required by FAS No. 5. As of the date hereof, the Company does not have any Liabilities, except for liability for taxes on revenue received since its inception on November 23, 2005, which revenue does not exceed $5,000 and will be tendered to Buyer upon receipt.

(h) ABSENCE OF CHANGES. Except as set forth in Section 2.1(h) of the Seller Disclosure Schedule, since the Seller Current Year-End Balance Sheet Date, the Seller has been operated in the ordinary course, and there has not been:

(i) any Material Adverse Change in the business, assets, properties, Liabilities, operations, results of operations, condition (financial or otherwise), prospects or affairs of the Seller

(ii) any damage, destruction or loss, whether or not covered by insurance, having or which are reasonably likely to result in a Material Adverse Effect;

(iii) any Liability in excess of $15,000 created, assumed, guaranteed or incurred, or any material transaction, contract or commitment entered into, by the Seller, other than the license, sale or transfer of the Seller's products to customers in the ordinary course of business;

(iv) any payment, discharge or satisfaction of any material Encumbrance or Liability by the Seller or any cancellation by the Seller of any material debts or claims or any amendment, termination or waiver of any rights of material value to the Seller;

(v) any declaration, setting aside or payment of any dividend or other distribution of any assets of any kind whatsoever with respect to any partnership interests of the Seller, or any direct or indirect redemption, purchase or other acquisition of any such partnership interests of the Seller;

(vi) any issuance by the Seller of any shares of its partnership interests or any debt security or any Equity Rights;

(vii) any license, sale, transfer, pledge, mortgage or other disposition of any material tangible or intangible asset (including any Intellectual Property Rights) of the Seller, other than in the ordinary course of business;

(viii) any termination of, or written indication of an intention to terminate or not renew, any material contract, license, commitment or other agreement between the Seller and any other person;

(ix) any material write-down or write-up of the value of any asset of the Seller, or any material write-off of any accounts receivable or notes receivable of the Seller or any portion thereof;

(x) any increase in or modification of compensation payable or to become payable to any officer employee consultant or agent of the Seller, or the entering into of any employment contract with any officer or employee;

(xi) any increase in or modification or acceleration of any benefits payable or to become payable under any bonus, pension, severance, insurance or other benefit plan, payment or arrangement made to, for or with any officer, employee, consultant or agent of the Seller;

(xii) any loan, advance or capital contribution to or investment in any person or the engagement in any transaction with any employee, officer or securityholder of the Seller, other than advances to employees in the ordinary course of business for travel and similar business expenses

(xiii) any change in the accounting methods or practices followed by the Seller or any change in depreciation or amortization policies or rates theretofore adopted;

(xiv) any change in the manner in which the Seller extends discounts or credit to customers or otherwise deals with customers;

(xvi) any amendments or changes in the Seller's partnership agreement dated effective as of January 8, 2004 and previously provided to the Buyer;

(xvii) any labor dispute or any union organizing campaign;

(xviii) the commencement of any litigation or other action by or against the Seller or any threat of commencement of any litigation or other action against the Seller; or

(xix) any agreement, understanding, authorization or proposal, whether in writing or otherwise, for the Seller to take any of the actions specified in items (i) through (xviii) above.

(i) TAX MATTERS. Except as set forth in Section 2.1(i) of the Seller Disclosure Schedule, the Seller and each other entity (if any) included in any consolidated or combined tax return in which the Seller has been included (i) have filed and will file, in a timely and proper manner, consistent with applicable laws, all Federal, state and local tax returns and tax reports required to be filed by them through the Closing Date (the "Seller Returns") with the appropriate governmental agencies in all jurisdictions in which Seller Returns are required to be filed and have timely paid or will timely pay all amounts shown thereon to be due (“Taxes”); (ii) have paid and shall timely pay all Taxes of the Seller required to have been paid by the Seller on or before the Closing Date; and (iii) currently are not the beneficiary of an extension of time within which to file any Tax return or Tax report. Except as set forth in Section 2.1(i) of the Seller Disclosure Schedule, all such Seller Returns were and will be correct and complete at the time of filing. Except as set forth in Section 2.1(i) of the Seller Disclosure Schedule, all Taxes of the Seller attributable to all taxable periods ending on or before the Closing Date, to the extent not required to have been previously paid, have been adequately provided for on the Current Year-End Balance Sheet and the Seller Interim Balance Sheet (as appropriate) and the Seller will not accrue a Tax Liability from the date of the Current Year-End Balance Sheet up to and including the Closing Date, other than a Tax Liability accrued in the ordinary course of business or for amounts received from Buyer. The Seller has not been notified by the Internal Revenue Service or any state, local or foreign taxing authority that any issues have been raised (and are currently pending) in connection with any Seller Return, and no waivers of statutes of limitations have been given with respect to the Seller that are still in effect. Except as contested in good faith and disclosed in Section 3.1(i) of the Seller Disclosure Schedule, any deficiencies asserted or assessments (including interest and penalties) made as a result of any examination by the Internal Revenue Service or by any other taxing authorities of any Seller Return have been fully paid or are adequately provided for on the Current Year-End Balance Sheet and the Seller Interim Balance Sheet (as appropriate) and the Seller has received no notification that any proposed additional Taxes have been asserted or proposed. The Seller has not made an election to be treated as a "consenting corporation" under Section 341(f) of the Code. The Seller has not agreed to, nor is it required to, make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. The Seller will not incur a Tax Liability resulting from the Seller ceasing to be a member of a consolidated or combined group that had previously filed consolidated, combined or unitary Tax returns. The Seller is not a party to any agreement or contract with any "disqualified individual" (as defined in Section 280G(c) of the Code) that, by reason of the transactions contemplated hereby and occurring on or prior to the Closing Date or taking into account any other agreements or contracts currently in effect between the Seller and such disqualified individual, will result in the disallowance of any deduction for any payment under such agreement or contract as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code). The Seller is not, and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of Section 897(c) of the Code. Each Partner is a citizen of the United States.

As used in this Agreement, "Tax" means any of the Taxes and "Taxes" means, with respect to any entity, (A) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such entity and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another entity or a member of an affiliated or combined group.

(j) TITLE TO ASSETS, PROPERTIES AND RIGHTS AND RELATED MATTERS. The Company’s assets are attached hereto on Schedule B to the Representation Letter. Except as set forth in Section 2.1(j) of the Seller Disclosure Schedule, the Company has good and valid title to all of its assets, properties and interests in properties, real, personal or mixed. Except as set forth in Section 2.1(j) of the Seller Disclosure Schedule, the assets, properties and interests in properties of the Company includes all assets, properties and interests in properties (real, personal and mixed, tangible and intangible) and all rights, leases, licenses and other agreements necessary to enable the Buyer to carry on the Business as presently conducted by the Company.

(k) REAL PROPERTY-OWNED OR LEASED. Except as set forth in Section 2.1(k) of the Seller Disclosure Schedule, the Company does not currently own or lease, nor has it or any of its predecessors ever owned or leased, any real property.

(l) INTELLECTUAL PROPERTY.

(i) Except as disclosed in Section 2.1(l)(i) of the Seller Disclosure Schedule, the Company has good and valid title to, and owns free and clear of all Encumbrances, has the exclusive right to use, sell, transfer, market, manufacture, license (or sublicense), deliver and dispose of, and has the right to bring actions for the infringement of, all Intellectual Property Rights set forth in Schedule B of the Representation Letter (collectively, the " Company Rights").

(ii) Except as disclosed in Section 2.1(l)(ii) of the Seller Disclosure Schedule, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not breach, violate or conflict with any instrument or agreement governing any Company Rights, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company Right or in any way impair the right of the Company or the Buyer to use, sell, market, manufacture, license (or sublicense), deliver, dispose of, or to bring any action for the infringement of, any Company Right or portion thereof.

(iii) The Seller and the Company are not aware of and have not entered into any agreements to pay royalties, honoraria, fees or other payments to any person by reason of the ownership, use, license (or sublicense), delivery, sale, or disposition of the Company Rights, other than sales commissions paid in the ordinary course of business.

(iv) Except as disclosed in Section 2.1(l)(iv) of the Seller Disclosure Schedule, neither the manufacture, marketing, license (or sublicense), sale, delivery, or use of any product or service currently licensed, sold, manufactured, marketed, delivered or used by the Company or currently under development by the Company, violates any license (or sublicense) or agreement of the Company with any third party or, to the Knowledge of the Seller and each of the Partners, infringes any common law or statutory rights of any other party, including, without limitation, rights relating to defamation, contractual rights, Intellectual Property Rights and rights of privacy or publicity; nor, to the Knowledge of the Seller and each of the Partners, is any third party infringing upon, or violating any license (or sublicense), delivery or agreement with the Company relating to any Company Right; and there is no pending or, to the Knowledge of the Seller and each of the Partners, threatened claim or litigation contesting the validity, ownership or right to use, manufacture, market, sell, license (or sublicense), deliver or dispose of any Company Right, nor has the Seller or the Company received any notice asserting that any Company Right or the proposed use, manufacture, marketing, sale, license (or sublicense), delivery or disposition thereof conflicts or will conflict with the rights of any other party.

(v) Other than professionals bound by ethical obligations of their profession not to disclose such information, all current and past officers, employees and consultants of or to the Seller and the Company, as the case may be, have executed and delivered to and in favor of the Seller and the Company, as the case may be, an agreement regarding the protection of confidential and proprietary information of the Seller and the Company and the assignment variously to the Seller and the Company, as the case may be, of all Intellectual Property Rights arising from the services performed for the Seller and the Company, as the case may be, by such persons (collectively, the "Confidentiality Agreements", the form of which is attached to Section 2.1(l)(v) of the Seller Disclosure Schedule). The Company and the Seller each has taken and will continue through the Closing Date to take all commercially reasonable steps to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Company Rights.

(vi) Except as set forth in Section 2.1(l)(vi) of the Seller Disclosure Schedule, all works embodying Company Rights that were created, prepared or delivered by consultants, independent contractors or other third parties for the Seller (including any materials and elements created, prepared or delivered by such parties in connection therewith) (A) are and shall constitute "works made for hire" specially ordered or commissioned by the Seller within the meaning of United States' copyright law, or (B) all right, title and interest therein (including any materials and elements created, prepared or delivered by such parties in connection therewith) have been assigned to the Seller or the Company.

(vii) Except as disclosed in Section 2.1(l)(vii) of the Seller Disclosure Schedule, no person has any marketing rights to any of the Intellectual Property Rights of the Company (excluding Intellectual Property Rights licensed to the Company by third parties).

(viii) Section 2.1(l)(viii) of the Seller Disclosure Schedule contains a true and complete list of all (A) of the Company's patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright registrations and copyright applications and Internet domain names and applications therefore and (B) other filings and formal actions made or taken pursuant to Federal, state, local and foreign laws by the Company to perfect or protect its interest therein.

(ix) Section 2.1(l)(ix) of the Seller Disclosure Schedule contains a true and complete list of all options, licenses or other agreements of any kind by which Intellectual Property Rights have been granted to the Company from, or granted by the Company to, any other person, except with respect to generally available “off-the-shelf” software.

(x) The operation of the functional elements identified as (i) “Question to Expected Answer Translation” (to the extent such element concerns an algorithm learning process), (ii) “Theme Extraction”, (iii) “Named Entity Expansion” and (iv) “AnswerRank” (to the extent such element concerns an algorithm learning process) in the Master Flow Diagram which represents proprietary technology of Seller embodied in the Brainboost Answers Engine (“BAE”) and which was previously disclosed to Buyer, were not, prior to June 1, 2005: (i) implemented within the BAE on www.brainboost.com<http://www.brainboost.com/> , or (ii) publicly disclosed by Seller.

(xi) As used herein, the term "Intellectual Property Rights" shall mean all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright registrations, copyright applications, franchises, licenses, databases, "URL's" and Internet domain names and applications therefore (and all interest therein), computer programs and other computer software, user interfaces, know-how, trade secrets, customer lists, proprietary technology, processes and formulae, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates, marketing materials, inventions, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing.

(m) AGREEMENTS, ETC. Section 2.1(m) of the Seller Disclosure Schedule sets forth a true and complete list of all written or oral contracts, agreements and other instruments not made in the ordinary course of business to which the Company is a party, or made in the ordinary course of business and referred to in clauses (i) through (xvi) of this Section 2.1(m). Except as set forth in Section 2.1(m), the Company is not a party to any agreement, arrangement or understanding, whether written or oral, formal or informal, relating to:

(i) agreements for the development, modification or enhancement of the Company Rights;

(ii) any material distributorship, dealer, sales, advertising, agency, manufacturer's representative, franchise or similar contract or relationship or any other contract relating to the payment of a commission or other fee calculated as or by reference to a percentage of the profits or revenues of the Company or of any business segment of the Company;

(iii) any joint venture, partnership or other agreement or arrangement for the sharing of profits;

(iv) any collective bargaining contract or other contract with or commitment to any labor union;

(v) the future purchase, sale or license of products, material, supplies, equipment or services requiring payments to or from the Company in an amount in excess of $15,000 per annum, which agreement, arrangement or understanding is not terminable on thirty (30) days' notice without cost or other liability at or at any time after the Closing Date, or in which the Company has granted or received manufacturing rights, most favored nations pricing provisions or exclusive marketing or other rights relating to any product, group of products, services, technology, assets or territory;

(vi) any license (whether as licensor or licensee), or sublicense, royalty, permit, or franchise agreement, including, without limitation, any agreement pursuant to which the Company licenses any Company Rights to any third party (other than ordinary course licenses to end-users);

(vii) the employment of any officer, employee, consultant or agent or any other type of contract, commitment or understanding with any officer, employee, consultant or agent which (except as otherwise generally provided by applicable law) is not immediately terminable without cost or other liability at or at any time after the Closing Date;

(viii) profit-sharing, bonus, stock option, stock appreciation right, pension, retirement, disability, stock purchase, hospitalization, insurance or similar plan or agreement, formal or informal, providing benefits to any current or former officer, employee, agent or consultant;

(ix) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

(x) any agreement, instrument or other arrangement granting or permitting any Encumbrance on any of the properties, assets or rights of the Company;

(xi) any lease for real property (whether as lessor or lessee) or any other lease or agreement under which the Company is lessee of or holds or operates any items of tangible personal property owned by any third party;

(xii) contract or commitment for charitable contributions;

(xiii) contract or commitment for capital expenditures individually or in the aggregate in excess of $15,000;

(xiv) any agreement or contract with a "disqualified individual" (as defined in Section 280G(c) of the Code), which could result in a disallowance of the deduction for any "excess parachute payment" (as defined in Section 280G(b)(i) of the Code) under Section 280G of the Code as a result of the transactions contemplated hereby;

(xv) agreement or arrangement for the sale of any assets, properties or rights having a value in excess of $15,000;

(xvi) agreement which restricts the Company from engaging in any aspect of its business or competing in any line of business in any geographic area; or

(xvii) any other agreement, contract or commitment which is material to the Company.

For purposes of this Section 2.1(m), the term "material" shall mean and refer to those agreements, contracts, instruments or arrangements (as applicable) that involve payments or expenditures by or to the Company, or otherwise have an aggregate value, of at least $15,000. The Seller or the Company has furnished to the Buyer true and complete copies of all such agreements or electronic standardized versions of such agreements, listed in Section 2.1(m) of the Seller Disclosure Schedule and (x) each such agreement (A) is the legal, valid and binding obligation of the Company and, to the best knowledge of the Seller and each of the Partners, the legal, valid and binding obligation of each other party thereto, in each case enforceable in accordance with its terms, except as such enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium and similar laws relating to or affecting the rights of creditors generally (B) is to the best knowledge of Seller and each of the Partners in full force and effect and (y) to the Knowledge of the Seller and each of the Partners, except as set forth in Section 2.1(m) of the Seller Disclosure Schedule, the other party or parties thereto is or are not in material default thereunder.

(n) NO DEFAULTS. Each of the Seller and the Company has in all material respects performed all the obligations required to be performed by it to date and is not in default or alleged to be in default under (i) its partnership agreement with respect to the Seller and its Operating Agreement with respect to the Company or (ii) any material agreement, lease, license, contract, commitment, instrument or obligation to which the Seller or the Company is a party or by which any of its properties, assets or rights are or may be bound or affected and, to the best knowledge of the Seller and each of the Partners, there exists no event, condition or occurrence which, with or without due notice or lapse of time, or both, would constitute such a default by it of any of the foregoing.

(o) LITIGATION, ETC. There are no (i) actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending, or to the best knowledge of the Seller and each of the Partners, threatened against either the Seller or the Company, whether at law or in equity, or before or by any Federal, state, local, municipal, foreign or other governmental court, department, commission, board, bureau, agency or instrumentality ("Governmental Authority"), (ii) judgments, decrees, injunctions or orders of any Governmental Authority or arbitrator against either the Seller or the Company or (iii) disputes with customers or vendors. There are no Actions pending or, to the Knowledge of the Seller and each of the Partners, threatened against either the Company or the Seller, with respect to (A) the current employment by, or association with, the Seller or the Company of any of the present officers or employees of, or consultants to, either the Seller or the Company (collectively, the "Designated Persons") or (B) the use, in connection with any business presently conducted by the Seller, the Company or the Buyer, of any information, techniques or processes presently utilized by the Seller, the Company, the Buyer or any of the Designated Persons, that the Seller, the Company, the Buyer or any of the Designated Persons are or would be prohibited from using as the result of a violation or breach of, or conflict with any agreements or arrangements between any Designated Person and any other person, or any legal considerations applicable to unfair competition, trade secrets or confidential or proprietary information. The Seller has delivered to the Buyer all material documents and correspondence relating to such matters referred to in Section 2.1(o) of the Seller Disclosure Schedule.

(p) ACCOUNTS AND NOTES RECEIVABLE. All the accounts receivable and notes receivable owing to the Company as of the date hereof constitute, and as of the Closing Date will constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no known or asserted claims, refusals to pay or other rights of set-off against any thereof. There is (i) no account debtor or note debtor delinquent in its payment by more than sixty (60) days, (ii) no account debtor or note debtor that has refused (or, to the best knowledge of the Seller and each of the Partners, threatened to refuse) to pay its obligations for any reason, (iii) to the best knowledge of the Seller and each of the Partners, no account debtor or note debtor that is insolvent or bankrupt and (iv) no account receivable or note receivable which is pledged to any third party by the Seller.

(q) COMPLIANCE; GOVERNMENTAL AUTHORIZATIONS. Each of the Seller and the Company has complied and is presently in compliance in all material respects with all Federal, state, local or foreign laws, ordinances, regulations and orders applicable to it or its business (including, without limitation, laws, ordinances, regulations and orders applicable to labor, employment and employment practices, terms and conditions of employment and wages and hours). Except as set forth in Section 2.1(q) of the Seller Disclosure Schedule, (i) each of the Seller and the Company has all Federal, state, local and foreign governmental authorizations, consents, approvals, licenses and permits necessary in the conduct of its business as presently conducted , (ii) such authorizations, consents, approvals, licenses and permits are in full force and effect, (iii) no violations are or have been recorded in respect of any thereof and no proceeding is pending or, to the best knowledge of the Seller and each of the Partners, threatened to revoke or limit any thereof. Section 2.1(q) of the Seller Disclosure Schedule contains a true and complete list of all such governmental licenses, authorizations, consents, approvals, permits, orders, decrees and other compliance agreements under which each of the Seller and the Company is operating, each of the Seller and the Company is not in default or alleged to be in default under any thereof and the Seller has furnished to the Buyer true and complete copies thereof. Except as set forth in Section 2.1(q) of the Seller Disclosure Schedule, none of such authorizations, consents, approvals, licenses and permits shall be affected in any material respect by the transactions contemplated hereby.

(r) ENVIRONMENTAL MATTERS. Each of the Seller and the Company is in compliance with all federal, state, local and foreign laws, common law, rules, codes, administrative orders and regulations relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws, common law, rules, codes, administrative orders and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws") and, to the best knowledge of the Seller and each of the Partners, there are no events or circumstances that could form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting either the Seller or the Company relating to any Hazardous Materials or the violation of any Environmental Law.

(s) LABOR RELATIONS; EMPLOYEES.

(i) Section 2.1(s) of the Seller Disclosure Schedule sets forth the name, title, department, start date, salary for 2004 and 2005, option grant, any special benefits and termination dates, if applicable, for each employee of the Seller since its inception. Neither the Seller nor the Company employs any employees. Except as set forth in Section 2.1(s) of the Seller Disclosure Schedule, (A) the Seller is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees, (B) upon termination of the employment of any such employees, neither the Seller, nor the Buyer will by reason of anything done prior to the Closing be liable to any of such employees for so-called "severance pay" or any other payments, (C) there is no unfair labor practice complaint against the Seller pending before the National Labor Relations Board or any comparable Governmental Authority, (D) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of the Seller and each of the Partners, threatened against or involving the Seller, (E) no labor union has taken any action with respect to organizing the employees of the Seller, (F) neither any grievance nor any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted against the Seller and (G) no employee has informed any officer of the Seller that such employee will terminate his or her employment or engagement with the Seller or the Buyer and the Seller has no reason to believe that the key employees that accept employment with the Buyer will not remain employees of the Buyer for at least ninety (90) days after the Closing. No employee of the Seller is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with the Seller or any other party because of the nature of the business conducted or proposed to be conducted by the Seller or the execution and delivery of the Confidentiality Agreement by such employee.

(t) EMPLOYEE BENEFIT PLANS AND CONTRACTS.

(i) Section 2.1(t) of the Seller Disclosure Schedule identifies each "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other written or formal plans or agreements involving direct or indirect compensation (including any employment agreements entered into between the Seller and any Employee, but excluding workers' compensation, unemployment compensation, other government-mandated programs and the Seller's salary and wage arrangements) currently or previously maintained, contributed to or entered into by the Seller or any ERISA Affiliate thereof for the benefit of any Employee or former Employee under which the Seller or any ERISA Affiliate thereof has any present or future material obligation or liability (the "Employee Plans"). Neither the Company nor the Seller has nay Employee Plans. The Seller has made available to the Buyer true and complete copies of all Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof. For purposes of the preceding sentence, "ERISA Affiliate" shall mean any entity which is a member of (A) a "controlled group of corporations", as defined in Section 414(b) of the Code, (B) a group of entities under "common control", as defined in Section 414(c) of the Code or (C) an "affiliated service group", as defined in Section 414(m) of the Code or treasury regulations promulgated under Section 414(o) of the Code, any of which includes the Seller. Any Employee Plans that individually or collectively would constitute an "employee pension benefit plan", as defined in Section 3(2) of ERISA, but which are not Multiemployer Plans (collectively, the "Pension Plans"), are identified as such in the Seller Disclosure Schedule. For purposes of Section 2.1(t), "Employee" means any common law employee, consultant or officer of the Seller.

(ii) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to the date hereof, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. The Seller has made available to the Buyer copies of the most recently filed Internal Revenue Service Form 5500, the most recent annual or periodic accounting of plan assets and provided the Buyer with copies of the most recent Internal Revenue Service determination letters with respect to any such Employee Plan. Each Employee Plan has been maintained substantially in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such Employee Plans.

(iii) Except as set forth in Section 2.1(t) of the Seller Disclosure Schedule, no Employee Plan constitutes or since the enactment of ERISA has constituted a "multiemployer plan", as defined in Section 3(37) of ERISA (a "Multiemployer Plan"), (B) a plan covered under Title IV of ERISA, or (C) a "multiple employer plan," as defined in Section 413(c) of the Code. The Seller has not within the past five years incurred any material liability under Title IV of ERISA arising in connection with the termination of any Pension Plan or the complete or partial withdrawal from any Multiemployer Plan. Except as disclosed in Schedule 2.1 (t) of the Seller Disclosure Schedule, if a "complete withdrawal" by the Seller were to occur as of the Closing with respect to all Multiemployer Plans, the Seller would not incur any withdrawal liability under Title IV of ERISA.

(iv) Section 2.1(t) of the Seller Disclosure Schedule lists each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, options or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not an Employee Plan, (B) is entered into, maintained or contributed to, as the case may be, by the Seller on behalf of any Employee, (C) covers any Employee or former Employee, and (D) under which the Seller or any ERISA Affiliate has any present or future obligation or liability (excluding workers' compensation, unemployment compensation or other government-mandated programs and the Seller's salary and wage arrangements). Such contracts, plans and arrangements as are described above, are hereinafter referred to collectively as the "Benefit Arrangements". Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all material laws, statutes, rules, regulations, orders and judgments which are applicable to such Benefit Arrangements.

(v) Each Employee Plan which is a "group health plan" (as defined in Section 5000 of the Code) has to the extent applicable been maintained in compliance with Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA, and no tax payable on account of Section 4980B of the Code has been or is expected to be incurred with respect to any current or former Employees of the Seller.

(vi) All contributions due and payable on or before the Closing Date in respect of any Employee Plan or Benefit Arrangement have been made in full and proper form, or adequate accruals have been provided for in the Seller Unaudited Financial Statements for all other contributions or amounts in respect of the Employee Plans or Benefit Arrangements for periods ending on the Closing Date.

(vii) Except as required by Section 4980B of the Code and Section 601 of ERISA, no Employee Plan or Benefit Arrangement currently or previously maintained by the Seller or its ERISA Affiliates provides any post-retirement health or life insurance benefits, and neither the Seller nor its ERISA Affiliates maintains any obligations to provide any post-retirement benefits in the future.

(viii) The consummation of the transactions contemplated by this Agreement will not (A) entitle any individual to severance or separation pay, or (B) except as set forth in the Section 2.1(q)(viii) of the Seller Disclosure Schedule, accelerate the time of payment or vesting, or increase the amount, of compensation due to any individual. No payment made or contemplated under any Employee Plan or Benefit Arrangement constitutes an "excess parachute payment" within the meaning of Section 280G of the Code.

(ix) Except as set forth in Section 2.1(t)(ix) of the Seller Disclosure Schedule, with respect to each Employee Plan and Benefit Arrangement: (A) no breach of fiduciary duty has occurred with respect to which the Seller or any such plan or arrangement may be liable or otherwise materially damaged; (B) no disputes are pending or, to the best knowledge of the Seller and each of the Partners, threatened; (C) no prohibited transaction has occurred with respect to which the Seller or any such plan or arrangement may be liable or otherwise materially damaged; (D) the Seller has expressly reserved in itself the right to amend, modify or terminate any such written plan or arrangement, or any portion of it; and (E) the Seller has satisfied any bond coverage requirement of ERISA.

(u) CERTAIN AGREEMENTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any officer or employee of the Seller from the Seller, under any Employee Plan, Benefit Arrangement or otherwise, (ii) with respect to any current or former officer or key employee of the Seller materially increase any benefits otherwise payable under any Employee Plan or the Benefit Arrangement or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

(v) INSURANCE. Section 2.1(v) of the Seller Disclosure Schedule contains a list of all policies of liability, theft, fidelity, fire, product liability, errors and omissions, workmen's compensation, indemnification of officers and other forms of insurance held by each of the Seller and the Company (specifying the insurer, the amount of coverage, the type of insurance, the policy number and any pending claims thereunder) and a history of all claims made by each of the Seller and the Company thereunder and the status thereof. All such policies of insurance are in full force and effect and all premiums with respect thereto are currently paid. Each of the Seller and the Company has not, since its inception, been denied or had revoked or rescinded any policy of insurance.

(w) BANK ACCOUNTS; POWERS OF ATTORNEY. Section 2.1(w) of the Seller Disclosure Schedule sets forth a true and complete list of (i) all bank accounts and safe deposit boxes of the Company and all persons who are signatories thereunder or who have access thereto and (ii) the names of all persons, firms, associations, corporations or business organizations holding general or special powers of attorney from the Company and a summary of the terms thereof.

(x) BROKERS. Except as disclosed in Section 2.1(x) of the Seller Disclosure Schedule, neither the Seller nor the Company has, or has had any of its officers, securityholders or employees, employ any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

(y) RELATED TRANSACTIONS. Except as disclosed in Section 2.1(y) of the Seller Disclosure Schedule, no current or former officer or securityholder of either the Seller or the Company that is an affiliate of the Seller or the Company or any associate (as defined in the rules promulgated under the Exchange Act) thereof, is now, or has been since the inception of the Seller, a party to any transaction with either the Seller or the Company (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or borrowing money from, or otherwise requiring payments to, any such officer or affiliated security holder of either the Seller or the Company or associate thereof), or the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present or potential competitor, supplier or customer of either the Seller or the Company (other than non-affiliated holdings in publicly-held companies), nor does any such person receive income from any source other than the Seller or the Company which relates to the business of, or should properly accrue to, the Seller or the Company, as the case may be.

(z) MINUTE BOOKS. There are no minute books for either Seller or the Company. All actions have been taken by the unanimous agreement of the Partners, copies of all written agreements of the Partners have been provided to Buyer.

(aa) OTHER NAMES. Except as set forth on Section 2.1(aa) of the Seller Disclosure Schedule, the business conducted by the Seller prior to the date hereof has not been conducted under any corporate, trade or fictitious name.

(bb) VOTE REQUIRED. The affirmative vote of all of the outstanding partnership interests of the Seller approving this Agreement is the only vote of the holders of any class or series of the Seller's equity interests necessary to approve this Agreement and the transactions contemplated hereby and thereby.

(cc) SELLER EXPENSES. The Schedule of Expenses (as defined herein) being delivered at the Closing sets forth a true, correct and complete schedule of all Seller Expenses that have been incurred or paid by or on behalf of the Seller (whether or not theretofore billed) through the Closing Date and there are no Seller Expenses other than as set forth therein.

(dd) OFFICERS. Set forth on Section 2.1(dd) of the Seller Disclosure Schedule is a list of the current officers of the Seller.

(ee) DISCLOSURE. Neither Section 2.1 of this Agreement (including the Seller Disclosure Schedule) nor any document, written information, statement, financial statement, certificate or exhibit furnished or to be furnished to the Buyer by or on behalf of the Seller, the Company or any securityholder pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements or facts contained herein and therein not misleading in light of the circumstances under which they were made. There is no fact internal to the business of either the Seller or the Company known to the Seller or each of the Partners that has not been disclosed to the Buyer in writing that (i) is reasonably likely to result in a Material Adverse Effect or (ii) adversely affects or could adversely affect the ability of the Seller or any of the Partners to perform its or their respective obligations under this Agreement or the Related Agreements.

(ff) KNOWLEDGE DEFINITION. As used in this Article 2, the term "Knowledge" shall mean and include the actual knowledge (with no duty or obligation to investigate a matter) of those persons set forth in Section 2.1(dd) of the Seller Disclosure Schedule.

(gg) NO DISCRIMINATION. Neither the Seller nor the Company has not and does not in any manner or form discriminate, foster discrimination or permit discrimination against any person, whether as to race, sex, religion, or other legally protected classes of persons.

2.2. REPRESENTATIONS AND WARRANTIES OF EACH OF THE PARTNERS. Each of the Partners represent and warrant to the Buyer with respect to himself or herself as follows:

(a) AUTHORITY - GENERAL. Such Partner has full and absolute power and authority to enter into this Agreement and each Related Agreement to which such Partner is a party and this Agreement and each Related Agreement to which such Partner is a party have been duly executed and delivered by such Partner, and are valid and binding obligations of such Partner, enforceable against such Partner in accordance with their respective terms, except as such enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium and similar laws relating to or affecting the rights of creditors generally. Neither the execution, delivery and performance of this Agreement and each Related Agreement to which such Partner is a party, nor the consummation of the transactions contemplated hereby or thereby nor compliance by such Partner with any of the provisions hereof or thereof will (i) (A) conflict with, (B) result in any violations of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (E) result in the creation of any Encumbrance upon or against any assets, rights or property of the Seller (or against any partnership interest of the Seller), under any term, condition or provision of (x) any agreement or instrument to which such Partner is a party, or by which such Partner or any of his or her properties, assets or rights may be bound, or (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to such Partner or any of his or her properties, assets or rights, which conflict, breach, default or violation or other event would prevent the consummation of the transactions contemplated by this Agreement or any Related Agreement to which such Partner is a party. Except as set forth in Section 2.2(a) of the Seller Disclosure Schedule (which, if so disclosed shall have been effectively made or obtained (as the case may be) on or prior to the Closing, unless otherwise waived by the Buyer) no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by such Partner of this Agreement and each Related Agreement to which such Partner is a party or the consummation by such Partner of the transactions contemplated hereby or thereby.

(b) BROKERS. Except as disclosed on Section 2.2(b) of the Seller Disclosure Schedule, such Partner has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

(c) REPRESENTATION BY LEGAL COUNSEL. Such Partner has been advised by legal counsel in connection with the negotiation, execution and delivery of this Agreement and the Related Agreements and the performance of the transactions contemplated hereby and thereby.

2.3. REPRESENTATIONS AND WARRANTIES OF THE BUYER.

Except  (i) as otherwise disclosed in the Buyer’s SEC Documents (as defined below) filed with the SEC prior to the date hereof (other than any risk factors or forward looking statements contained therein, which shall not modify, qualify or otherwise affect the representations and warranties set forth in this Section 2.3) or (ii) as otherwise set forth in the disclosure schedule delivered by the Buyer to the Seller and the Partners concurrently with the execution of this Agreement (the "Buyer Disclosure Schedule"), the Buyer represents and warrants to the Seller and each of the Partners as set forth below. Each exception set forth in the Buyer Disclosure Schedule, and any other information included in the Buyer Disclosure Schedule, is identified by reference to, or has been grouped under a heading referring to, a specific individual section or subsection of this Agreement and shall be deemed to be disclosed solely for the purpose of such section or subsection of this Agreement and not to another section or subsection of this Agreement; provided that any disclosure in the Buyer’s SEC Documents or the Buyer Disclosure Schedule shall also be deemed to be disclosed for the purpose of any section or subsection of this Agreement to which the applicability of such disclosure is reasonably apparent from such disclosure. Inclusion of any information in the Buyer Disclosure Schedule shall not be construed as an admission that such information is material to the Buyer or any of its respective Subsidiaries or was not entered into in the ordinary course of business.

(a) ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER. The Buyer (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, to enter into this Agreement and each of the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Buyer has delivered to the Seller true and complete copies of the Charter and by-laws of the Buyer. Except as disclosed in Section 2.3(a) of the Buyer Disclosure Schedule, the Buyer is qualified to do business and is in good standing in each in jurisdiction in which the nature of its business requires it to be so qualified except where the failure to so qualify would not have a Material Adverse Effect.

(b) CAPITAL STOCK. The Buyer’s Quarterly Report on Form 10-QSB for the three months ended September 30, 2005 filed with the SEC (the "Form 10-QSB") sets forth a true and complete description of the authorized and outstanding shares of capital stock of the Buyer as of November 1, 2005. Since November 1, 2005, except as disclosed in Section 2.3(b) of the Buyer Disclosure Schedule, the Buyer has not (a) increased the number of shares of the Buyer’s capital stock reserved under its stock option plans, (b) issued in excess of 50,000 shares of capital stock or (c) made any commitments which in the aggregate would involve the issuance in excess of 50,000 shares of capital stock. The Buyer has duly authorized the Stock Consideration and, when issued in accordance with the terms of Article 1, the Stock Consideration will be validly issued, fully paid and nonassessable and free of Encumbrances and preemptive rights. All outstanding shares of capital stock of the Buyer are validly issued, fully paid and non-assessable and not subject to preemptive rights and Encumbrances created by the Buyer. All such shares of capital stock have been issued in compliance with and pursuant to an exemption from all applicable federal and state securities or "blue sky" laws.

(c) AUTHORITY. The execution, delivery and performance by the Buyer of this Agreement and each of the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Buyer. This Agreement and each of the Related Agreements to which the Buyer is a party when executed and delivered by Buyer will be duly and validly executed and delivered by the Buyer and are valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except as such enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium and similar laws relating to or affecting the rights of creditors, generally. Neither the execution, delivery and performance by the Buyer of this Agreement and the Related Agreements to which the Buyer is a party, nor the consummation of the transactions contemplated hereby or thereby nor compliance by the Buyer with any provision hereof or thereof, will in any respect (A) conflict with, (B) result in any violation of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, (E) result in the creation of any Encumbrance on or against any assets, rights or property of the Buyer, as the case may be, under any term, condition or provision of (x) any instrument, contract or agreement to which the Buyer is a party, or by which the Buyer or any of its properties, assets or rights may be bound, (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to the Buyer or any of its properties, assets or rights or (z) the Buyer’s Charter or by-laws, as amended through the date hereof, except with respect to clauses (x) or (y) above, any such conflict, violation, default, right of termination, amendment, cancellation or acceleration or Encumbrance which could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Section 2.3(c) of the Buyer’s Disclosure Schedule, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by the Buyer of this Agreement or the Related Agreements to which they are a party or the consummation of the transactions contemplated hereby or thereby, other than (i) the filing with the SEC of such reports and information under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of such documents with, and the obtaining of such orders from, various state securities and blue-sky authorities as are required in connection with the transactions contemplated hereby, (iii) the filing with the NASDAQ National Market of such applications and documents as may be required in connection with the transactions contemplated hereby and (iv) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made are not reasonably likely to result in a Material Adverse Effect or would materially impair the ability of the Buyer to consummate the transactions contemplated by this Agreement, (each of the filings set forth in clauses (i), (ii), (iii) and (iv) have been or will be made by the Buyer when due).

(e) SEC DOCUMENTS.

(i) The Buyer has furnished or made available to the Seller and the Partners a correct and complete copy of the Form 10-KSB and Form 10-KSB/A for the year ended December 31, 2004 and each other report, schedule, registration statement and definitive proxy statement filed by the Buyer with the SEC on or after the date of filing of the Form 10-KSB/A for the year ended December 31, 2004 which are all the documents that the Buyer was required to file (or otherwise did file) with the SEC in accordance with Sections 13, 14 and 15(d) of the Exchange Act on or after the date of filing with the SEC of the Form 10-KSB/A for the year ended December 31, 2004 (collectively, the "Buyer’s SEC Documents"). As of their respective filing dates, the Buyer's SEC Documents complied when filed in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder.

(ii) As of their respective filing dates, none of the Buyer's SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii) The financial statements (including the notes thereto) of the Buyer included in the Form 10-KSB/A for the year ended December 31, 2004 complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP during the periods involved (except as may have been indicated in the notes thereto), are in accordance with the books and records of the Buyer, and fairly present the financial position of the Buyer as at the dates thereof and the results of its operations, stockholders' equity and cash flows for the period then ended.

(iv) Since the date of filing of the Form 10-QSB, except as disclosed in Section 2.3(e)(iv) of the Buyer Disclosure Schedule or disclosed in the Buyer’s SEC Documents, no event has occurred as of the date hereof which is required to be reported by the Buyer by filing a Current Report on Form 8-K under the Exchange Act.

(v) The Buyer’s disclosure controls and procedures (as defined in sections 13a-15(e) and 15d-15(e) of the Exchange Act) effectively enable the Buyer to comply with, and the appropriate officers of the Buyer to make all certifications required under, the Sarbanes-Oxley Act of 2002 and the regulations promulgated thereunder.

(f) ABSENCE OF CHANGES. From September 30, 2005 through the date hereof, there has not been any material adverse change in the business, properties, operations or condition (financial or otherwise) of the Buyer (a “Buyer Material Adverse Change”); provided, however, that a change in the market price or trading volume of the common stock of Buyer shall not be deemed, in and of itself, to constitute a Buyer Material Adverse Change.

(g) BROKERS. Neither the Buyer, nor any of its officers, directors or employees have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

ARTICLE 3.

RELATED AGREEMENTS

3.1. RELATED AGREEMENTS. At the Closing, the following agreements (such agreements being herein collectively referred to as the "Related Agreements") will be executed and delivered by the respective parties thereto:

(a) REGISTRATION RIGHTS AGREEMENT. The Buyer, Seller and the Partners shall enter into a registration rights agreement, in the form attached hereto as EXHIBIT A, pursuant to which the Buyer shall file a registration statement with respect to the Stock Consideration.

(b) ESCROW AGREEMENT. The Buyer, Seller and the Partners shall enter into an Escrow Agreement substantially in the form of EXHIBIT B, pursuant to which the Buyer shall deposit with the Escrow Agent (as defined in the Escrow Agreement) all of the Stock Consideration.

(c) EMPLOYMENT AGREEMENT. The Buyer shall enter into an Employment Agreement with Assaf Rozenblatt, substantially in the form attached hereto as EXHIBIT C (the "Employment Agreement"), pursuant to which, among other things, Assaf Rozenblatt will become an employee of the Buyer, at the discretion of the Buyer.

(d) EMPLOYEE CONFIDENTIALITY AND ASSIGNMENT OF INVENTIONS AGREEMENT. Assaf Rozenblatt shall enter into a non-competition, confidentiality and assignment of inventions agreement with the Buyer, effective as of the Closing Date, in the form of EXHIBIT D attached hereto (the "Employee Confidentiality Agreement"), providing for, among other things, restrictions upon such person from competing with the business of the Buyer, non-disclosure of confidential information and ownership of proprietary information and rights.

(e) REPRESENTATION LETTER. The Seller and Assaf Rozenblatt shall provide the Representation Letter (the “Representation Letter”) substantially in the form attached hereto as EXHIBIT D.

ARTICLE 4.

CONDUCT AND TRANSACTIONS PRIOR
TO CLOSING DATE; ADDITIONAL AGREEMENTS

4.1. LEGAL CONDITIONS TO TRANSACTIONS. Each party hereto shall use its reasonable best efforts to comply promptly with all legal requirements that may be imposed on such party with respect to the transactions contemplated hereunder and will take all action necessary to cooperate with and furnish information to the other party in connection with any such requirements imposed upon such other party in connection with the transactions contemplated hereunder. Each party hereto shall take all reasonable actions necessary (a) to obtain (and will take all reasonable actions necessary to promptly cooperate with the other party in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority, or other third party, required to be obtained or made by such party (or by the other parties) in connection with the taking of any action contemplated by this Agreement, (b) to defend, lift, rescind or mitigate the effect of any lawsuit, order, injunction or other action adversely affecting the ability of such party to consummate the transactions contemplated hereby and (c) to fulfill all conditions precedent applicable to such party pursuant to this Agreement.

4.2. CONSENTS. Each party hereto shall use its best efforts, and the other parties shall cooperate with such efforts, to obtain any consents and approvals of, or effect the notification of or filing with, each person or authority, whether private or governmental, whose consent or approval is required in order to permit the consummation of the transactions contemplated hereby and to enable the Buyer to conduct and operate the business of the Seller as presently conducted and as proposed to be conducted.

4.3. EFFORTS TO CONSUMMATE. Subject to the terms and conditions herein provided, the parties hereto shall use their reasonable best efforts to do or cause to be done all such acts and things as may be necessary, proper or advisable, consistent with all applicable laws and regulations, to consummate and make effective the transactions contemplated hereby and to satisfy or cause to be satisfied all conditions precedent that are set forth in Article 6 as soon as reasonably practicable.

4.4. NOTICE OF BREACH. Within a reasonable time period following such event, each party hereto shall notify the other parties in writing upon the occurrence of any act, event, circumstance or thing that would cause or result in a representation or warranty hereunder being untrue at the Closing, the failure of a closing condition to be achieved at the Closing, or any other breach or violation hereof or default hereunder.

4.5. SUPPORT OF TRANSACTION BY OFFICERS, DIRECTORS AND PARTNERS. Each party hereto shall use its reasonable best efforts to cause all of its officers, directors and partners, as the case may be, to support the transactions contemplated hereunder and to take all actions and execute all documents reasonably requested by the other parties hereto to carry out the intent of the parties with respect to the transactions contemplated hereby.

4.6. SUPPORT OF TRANSACTION BY PARTNERS. Each of the Partners shall use its reasonable efforts to cause the Seller to duly observe and perform its obligations under this Agreement.

4.7 TERMINATION OF AGREEMENTS. Prior to or upon the Closing Date, all of the hosting and ad revenue agreements set forth on Section 4.7 of the Sellers Disclosure Schedule shall have been terminated, except that Seller agrees that the hosting agreement between Seller and ServerBeach will be maintained for three (3) business days after the Closing Date.

4.8 QUALIFICATION TO DO BUSINESS IN NEW YORK. The Seller and the Partners agree that subsequent to the Closing, they will be responsible (including payment of expenses and fees related thereto) for filing with the State of New York an Application for Authority to do Business in the State of New York on behalf of the Company.

ARTICLE 5.

CONDITIONS PRECEDENT

5.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS. The obligations of each party hereto to perform this Agreement is subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by all parties hereto:

(a) APPROVALS. The Buyer and the Seller and their respective subsidiaries and each of the Partners shall have timely obtained from each Governmental Authority all approvals, waivers and consents, if any, necessary for consummation of the transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act and under state securities laws.

(b) LEGAL ACTION. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the transactions contemplated hereunder shall have been issued by any Federal or state court or other Governmental Authority and remain in effect.

(c) LEGISLATION. No Federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions.

5.2. CONDITIONS TO OBLIGATIONS OF THE BUYER. The obligations of the Buyer to perform this Agreement and the Related Agreements to which it is a party is subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by the Buyer at the Closing:

(a) REPRESENTATIONS AND WARRANTIES OF THE SELLER. The representations and warranties of the Seller and each of the Partners set forth in Sections 2.1 and 2.2 hereof shall be true and correct as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, which representations and warranties shall be true and correct as of such date in the same manner as specified above), and the Buyer shall have received a certificate signed on behalf of the Seller by one of the Partners of the Seller to such effect.

(b) PERFORMANCE OF OBLIGATIONS OF THE SELLER AND EACH OF THE PARTNERS. The Seller and each of the Partners shall have performed in all material respects the obligations required to be performed by each of them under this Agreement prior to or as of the Closing Date, and the Buyer shall have received a certificate signed by one of the General Partners of the Seller to that effect.

(c) CONSENTS AND APPROVALS. Duly executed copies of all consents and approvals contemplated by this Agreement or the Seller Disclosure Schedule, in form and substance satisfactory to the Buyer, shall have been delivered by the Seller.

(d) GOVERNMENT CONSENTS, AUTHORIZATIONS, ETC. Copies of all consents, authorizations, orders or approvals of, and filings or registrations with, any Governmental Authority which are required for or in connection with the execution and delivery by the Seller and each of the Partners of this Agreement and the Related Agreements and the consummation by the Seller and each of the Partners of the transactions contemplated hereby, shall have been delivered by the Seller.

(e) RELATED AGREEMENTS. Each of the Related Agreements shall be in full force and effect as of the Closing Date and become effective in accordance with the respective terms thereof and the actions required to be taken thereunder by the parties thereto immediately prior to the Closing Date shall have been taken, and each person or entity who or which is required or contemplated by the parties hereto to be a party to any Related Agreement who or which did not theretofore enter into such Related Agreement shall execute and deliver such Related Agreement.

5.3. CONDITIONS TO OBLIGATIONS OF THE SELLER. The obligations of the Seller and each of the Partners to perform this Agreement and the Related Agreements to which they are a party are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by the Seller at the Closing:

(a) REPRESENTATIONS AND WARRANTIES OF THE BUYER. The representations and warranties of the Buyer set forth in Section 2.3 hereof shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, which representations and warranties shall be true and correct as of such date in the same manner as specified above), and the Seller shall have received a certificate signed on behalf of the Buyer by the Chief Executive Officer of the Buyer to such effect.

(b) PERFORMANCE OF OBLIGATIONS OF THE BUYER. The Buyer shall have performed in all material respects its obligations required to be performed by it under this Agreement prior to or as of the Closing Date and the Seller shall have received a certificate signed by the Chief Executive Officer of the Buyer to that effect.

(c) GOVERNMENT CONSENTS, AUTHORIZATIONS, ETC. Copies of all consents, authorizations, orders or approvals of, and filings or registrations with, any Governmental Authority which are required for or in connection with the execution and delivery by the Buyer of this Agreement and the Related Agreements and the consummation by the Buyer of the transactions contemplated hereby or thereby, shall have been delivered by the Buyer.

(d) RELATED AGREEMENTS. Each of the Related Agreements shall be in full force and effect as of the Closing Date and become effective in accordance with the respective terms thereof and the actions required to be taken thereunder by the parties thereto immediately prior to the Closing Date shall have been taken, and each person or entity who or which is required or contemplated by the parties hereto to be a party to any Related Agreement who or which did not theretofore enter into such Related Agreement shall execute and deliver such Related Agreement.

(e) PURCHASE PRICE. The delivery of the Cash Consideration and the Stock Consideration deliverable at the Closing Date in the manner and otherwise in accordance with Article 1 hereof, shall have been made by the Buyer.

ARTICLE 6.

ADDITIONAL AGREEMENTS

6.1. RESTRICTIONS ON TRANSFER.

(a) The shares of the Buyer’s common stock to be issued to the Seller at the Closing Date and any shares of capital stock or other securities received with respect thereto (collectively, the "Restricted Securities") shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a "Transfer") except upon the conditions specified in this Section 6.1, which conditions are intended to insure compliance with the provisions of the Securities Act. The Seller shall observe and comply with the Securities Act and the rules and regulations promulgated by the SEC thereunder as now in effect or hereafter enacted or promulgated, and as from time to time amended, in connection with any Transfer of Restricted Securities beneficially owned by the Seller.

(b) Each certificate representing the Restricted Securities issued to the Seller and each certificate for such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Sections 6.1(c) and 6.1(d) hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES OR "BLUE-SKY" LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTIONS 1.3 AND 6.1 OF THE PURCHASE AGREEMENT DATED AS OF DECEMBER 1, 2005 AMONG ANSWERS CORPORATION, BRAINBOOST PARTNERSHIP AND THE OTHER SIGNATORIES THERETO AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS, ANSWERS CORPORATION HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF ANSWERS CORPORATION"

(c) The Seller agrees, prior to any Transfer of Restricted Securities, to give written notice to the Buyer of the Seller’s intention to effect such Transfer and to comply in all other respects with the provisions of this Section 6.1. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by the written opinion, addressed to the Buyer, of counsel for the holder of such Restricted Securities, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Buyer) such proposed transfer does not involve a transaction requiring registration or qualification of such Restricted Securities under the Securities Act or the securities or "blue-sky" laws of any relevant state of the United States. The holder thereof shall thereupon, with the written consent of the Buyer, be entitled to Transfer such Restricted Securities in accordance with the terms of the notice delivered by it to the Buyer. Each certificate or other instrument evidencing the securities issued upon the Transfer of any such Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such Restricted Securities) shall bear the legend set forth in Section 6.1(b) unless (x) in such opinion of counsel of the Buyer registration of any future Transfer is not required by the applicable provisions of the Securities Act or (y) the Buyer shall have waived the requirement of such legends. The Seller shall not Transfer any Restricted Securities until such opinion of counsel has been given (unless waived by the Buyer or unless such opinion is not required in accordance with the provisions of this Section 6.1(c)).

(d) Notwithstanding the foregoing provisions of this Section 6.1, the restrictions imposed by this Section 6.1 upon the transferability of Restricted Securities shall cease and terminate when (i) any such shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by Section 6.1(c) and, pursuant to Section 6.1(c), the securities so transferred are not required to bear the legend set forth in Section 6.1(b) or (ii) the holder of such Restricted Securities has met the requirements for Transfer of such Restricted Securities pursuant to Rule 144. Whenever the restrictions imposed by this Section 7.1 shall terminate, as herein provided, the holder of Restricted Securities as to which such restrictions have terminated shall be entitled to receive from the Buyer, without expense, a new certificate not bearing the restrictive legend set forth in Section 6.1(b) and not containing any other reference to the restrictions imposed by this Section 6.1.

(e) Notwithstanding anything contained in this Section 6.1 and Section 1.3 (c) to the contrary, the Seller shall be permitted to transfer the Restricted Securities to the Partners (and family members of any of the Partners), after providing the Buyer with notice in accordance with Section 6.1(c), so long as the Partners (and family members of any of the Partners) shall agree to be subject to the restrictions set forth in this Section 6.1 and Section 1.3(c).

(f) The Seller understands and agrees that the Buyer, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to certificates for Restricted Securities owned by Seller but not as to certificates for such shares of the Buyer’s common stock as to which the legend set forth in Section 6.1(b) is no longer required because one or more of the conditions set forth in Section 6.2(d) shall have been satisfied.

6.2. CONFIDENTIALITY. Each party hereto agrees that any information obtained by such party (the "Receiving Party") pursuant to or in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby which may be proprietary or otherwise confidential to any other party hereto (the "Disclosing Party") will not except (i) to the extent required by law, (ii) pursuant to legal process, (iii) as required for financial disclosure or (iv) as required for tax purposes, be disclosed by the Receiving Party without the prior written consent of the Disclosing Party. Each party further acknowledges and understands that any information obtained which may be considered "inside" non-public information will not be utilized by such party in connection with purchases and/or sales of the Buyer Common Stock except in compliance with applicable state and federal anti-fraud statutes. The provisions of this Section 6.2 shall not be in limitation of any rights which the Buyer may have with respect to the books and records of the Seller, or to inspect its properties or discuss its affairs, finances and accounts, under the laws of the jurisdiction in which it is incorporated.

ARTICLE 7.

INDEMNIFICATION

7.1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

(a) "AFFILIATE" as to any person means any entity, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such person.

(b) "EVENT OF INDEMNIFICATION" shall mean the following:

(i) the untruth, inaccuracy or breach of any representation or warranty of the Seller or any of the Partners (including the fact and circumstances underlying such untruth, inaccuracy or breach) contained in Section 2.1 of this Agreement, or in the Seller Disclosure Schedule, any Exhibit or Schedule hereto or any other document delivered in connection herewith or therewith (without giving effect to any "Material Adverse Effect" or other materiality qualification contained or incorporated directly or indirectly in such representation or warranty other than the representations and warranties set forth in Section 2.1 (ee));

(ii) the untruth, inaccuracy or breach of any representation or warranty of any of the Partners (including the fact and circumstances underlying such untruth, inaccuracy or breach) contained in Section 2.2 of this Agreement, or in the Seller Disclosure Schedule, any Exhibit or Schedule hereto or any other document delivered in connection herewith or therewith (without giving effect to any "Material Adverse Effect" or other materiality qualification contained or incorporated directly or indirectly in such representation or warranty other than the representations and warranties set forth in Section 2.1 (ee));

(iii) the breach of any agreement or covenant of the Seller or any of the Partners contained in this Agreement, the Related Agreements (except the Employment Agreement) or in the Seller Disclosure Schedule, any Exhibit hereto or any other document delivered in connection herewith or therewith;

(iv) the untruth, inaccuracy or breach of any representation or warranty of the Buyer (including the fact and circumstances underlying such untruth, inaccuracy or breach) contained in Section 2.3 of this Agreement, or in the Buyer Disclosure Schedule, any Exhibit or Schedule hereto or any other document delivered in connection herewith (without giving effect to any "Material Adverse Effect" or other materiality qualification contained or incorporated directly or indirectly in such representation or warranty, other than the representation and warranty set forth in Section 2.3 (e) (ii)) or

(v) the breach of any agreement or covenant of the Buyer contained in this Agreement, the Related Agreements (except the Employment Agreement) or in the Buyer Disclosure Schedule, any Exhibit hereto or any document delivered in connection herewith.

(c) "INDEMNIFIED PERSONS" shall mean and include (A) with respect to an Indemnification Event described in subsections 7.1(b)(i) and 7.1(b)(iii) hereof (each a “Seller Event of Indemnification”), the Buyer and its Affiliates, successors and assigns, and the officers, directors and agents of the Buyer (the “Buyer Indemnified Persons”), (B) with respect to an Indemnification Event described in subsection 7.1(b)(ii) hereof (each, a “Partner Event of Indemnification”), the Buyer Indemnified Persons or (C) with respect to an Indemnification Event described in subsections 7.1(b)(iv) and 7.1(b)(v) hereof (each, a “Buyer Event of Indemnification”), the Partners and the Seller and their respective Affiliates, successors and assigns, and the respective officers, directors and agents of each of the foregoing (the “Seller Indemnified Persons”).

(d) "INDEMNIFYING PERSONS" shall mean and include (A) with respect to an Indemnification Event described in subsections 7.1(b)(i) and 7.1(b)(iii) hereof, each of the Partners and their respective successors, assigns, heirs and legal representatives and estates, as the case may be (the “Seller Indemnifying Persons”), (B) with respect to an Indemnification Event described in Section 7.1(b)(ii) hereof, such Partner who breached a representation or warranty contained in Section 2.2 hereof or provided inaccurate or untrue information in connection with the representations set forth in Section 2.2 hereof (the “Partner Indemnifying Persons”), and (C) with respect to an Indemnification Event described in subsections 7.1(b)(iv) and 7.1(b)(v) hereof, the Buyer and its successors and assigns (the “Buyer Indemnifying Persons”).

(e) "LOSSES" shall mean any and all losses, claims, damages, liabilities, expenses (including reasonable attorneys', accountants' and experts' fees) sustained, suffered or incurred by any Indemnified Person arising from or in connection with any such matter that is the subject of indemnification under Section 7.2 hereof.

7.2. INDEMNIFICATION GENERALLY. Subject to Section 7.6 hereof, (a) the Partners shall severally but not jointly indemnify the Buyer Indemnified Persons for, and hold each of them harmless from and against, any and all Losses arising from or in connection with any Seller Event of Indemnification, (b) the Partner Indemnifying Persons shall indemnify the Buyer Indemnified Person for, and hold each of them harmless from and against, any and all Losses arising from or in connection with a Partner Event of Indemnification and (c) the Buyer Indemnifying Persons shall jointly and severally indemnify the Seller Indemnified Persons for, and hold each of them harmless from and against, any and all Losses arising from or in connection with a Buyer Event of Indemnification.

7.3. ASSERTION OF CLAIMS. No claim shall be brought under this Article 7 unless the Indemnified Persons, or any of them, at any time prior to sixty (60) days after the applicable Survival Date (“Indemnification Notice Period”), give the Partners or the Buyer , as applicable, (a) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount or estimated amount thereof, to the extent known, or (b) written notice pursuant to Section 7.4 of any third party claim, the existence of which might give rise to such a claim but the failure so to provide such notice to the Partners will not relieve the Indemnifying Persons from any liability that they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure results in the loss or compromise of any rights or defenses of the Indemnifying Persons and they were not otherwise aware of such action or claim or unless the notice has not been provided during the applicable Indemnification Notice Period). Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings prior or subsequent to the Survival Date for the enforcement of their rights under Section 7.2 hereof.

7.4. NOTICE AND DEFENSE OF THIRD PARTY CLAIMS. Losses resulting from the assertion of liability by third parties (each, a "Third Party Claim") shall be subject to the following terms and conditions:

(a) The Indemnified Persons shall promptly give written notice to the Partners or the Buyer, as applicable, of any Third Party Claim that might give rise to any Loss by the Indemnified Persons, or any of them, stating the nature and basis of such Third Party Claim, and the amount thereof, to the extent known. Copies of all relevant documentation with respect to such Third Party Claim shall promptly follow, including, without limitation, any summons, complaint or other pleading that may have been served, any written demand or any other document or instrument. Notwithstanding the foregoing, the failure to provide notice as aforesaid will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure results in the loss or compromise of any rights or defenses of the Indemnifying Person and they were not otherwise aware of such action or claim or unless the notice has not been provided during the applicable Indemnification Notice Period).

(b) If the Indemnifying Person acknowledges in writing its obligation to indemnify the Indemnified Persons hereunder against any Losses that may result from such Third Party Claims, then the Indemnifying Person shall be entitled, at its option, to assume and control the defense of such Third Party Claim at its expense and through counsel of its reasonable choice if it gives notice to the Indemnified Persons within twenty (20) calendar days of the receipt of notice of such Third Party Claim from the Indemnified Persons of its intention to do so. If the Indemnifying Person elects to assume and control the defense of any such Third Party Claim, the Indemnified Persons shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement of the Third Party Claim, but the fees and expenses of such counsel will be at the expense of the Indemnified Persons, unless (i) the Indemnifying Person has agreed to pay such fees and expenses, or (ii) the Indemnified Persons has been advised by its counsel that there may be one or more defenses reasonably available to it which are different from or additional to those available to the Indemnifying Person, and in any such case that portion of the fees and expenses of such separate counsel that are reasonably related to matters covered by the indemnification provided by this Article 7 will be paid by the Indemnifying Person. Expenses of counsel to the Indemnified Persons shall be reimbursed on a current basis by the Indemnifying Person if there is no dispute as to the obligation of the Indemnifying Person to pay such amounts pursuant to this Article 7. In the event the Indemnifying Person exercises its right to undertake the defense against any such Third Party Claim as provided above, the Indemnified Persons shall cooperate with the Indemnifying Person in such defense and make available to the Indemnifying Person, at the Indemnifying Person's expense, all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnifying Person. Similarly, in the event the Indemnified Persons is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Person shall cooperate with the Indemnified Persons in such defense and make available to it, at the Indemnifying Person's expense, all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnified Persons. No such Third Party Claim, except the settlement thereof which involves the payment of money only (by a party or parties other than the Indemnified Persons) and for which the Indemnified Persons is released by the third party claimant and is totally indemnified by the Indemnifying Person without admission of fault of liability, may be settled by the Indemnifying Person without the written consent of the Indemnified Persons. No Third Party Claim which is being defended in good faith by the Indemnifying Person shall be settled by the Indemnified Persons without the written consent of the Indemnifying Person.

7.5. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Subject to the further provisions of this Section 7.5, the respective representations and warranties of (a) the Partners set forth in Sections 2.1 and 2.2 shall survive the Closing Date until one (1) year following the Closing Date, except that the representations and warranties contained in (i) Section 2.1(d) (Right to Transfer) shall not so terminate but shall survive the Closing until the applicable statute of limitation shall have expired and (ii) Section 2.1(i) (Tax Matters) shall not so terminate but shall survive the Closing until sixty (60) days after the applicable statute of limitations shall have expired with respect to all matters referenced therein and (b) the Seller and the Buyer shall survive the Closing Date until one (1) year following the Closing Date, except that the representations and warranties contained in Section 2.1(i) (Tax Matters) shall not so terminate but shall survive the Closing until sixty (60) days after the applicable statute of limitations shall have expired with respect to all matters referenced therein. For convenience of reference, the date upon which any representation or warranty contained herein shall terminate is referred to herein as the "Survival Date." All covenants and agreements of the Buyer or the Partners contained herein shall survive the Closing in accordance with their respective terms. Anything contained herein to the contrary notwithstanding, the representations and warranties of the Seller contained in this Agreement (including, without limitation, the Seller Disclosure Schedule) (i) are being given by the Seller on behalf of the Partners and for the purpose of binding the Partners to the terms and provisions of this Article 7, and as an inducement to the Buyer to enter into this Agreement (and the Seller and the Partners acknowledge that the Buyer has expressly relied thereon) and (ii) are solely for the benefit of the Buyer Indemnified Persons and each of them. Accordingly, no third party (including, without limitation, the Partners or anyone acting on behalf of any thereof) other than the Buyer Indemnified Persons, and each of them, shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Seller with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Article 7 or otherwise.

7.6. LIMITATION ON INDEMNIFICATION.

(i) The Indemnifying Persons shall not be obligated to indemnify the Indemnified Persons pursuant to this Article 7 with respect to any Losses pursuant to Section 7.2 until the aggregate amount of such Losses exceeds fifteen thousand dollars ($15,000) (the "Basket Amount"), whereupon the Indemnifying Persons shall be obligated to indemnify the Indemnified Persons for all Losses in excess of the Basket Amount; provided, however, that the Indemnifying Persons shall be obligated to indemnify the Indemnified Persons for the first dollar of all Losses arising out of or related to a breach of the representations and warranties contained in Sections 2.1(c), 2.1(d), 2.1(f), 2.1(g), 2.1(i), 2.1(j) and 2.1(l); provided, further, that the aggregate maximum indemnification liability of the Indemnifying Persons pursuant to this Article 7, shall not exceed Two Million Two Hundred and Fifty Thousand Dollars ($2,250,000) (the “Indemnification Liability Cap”); provided, further, that the aggregate maximum indemnification liability of each of the Partner Indemnifying Persons pursuant to this Article 7 shall not exceed their pro rata portion of the Indemnification Liability Cap (based on their relative ownership of the partnership interests of the Seller).

(ii) For purposes of satisfying an indemnification obligation of the Seller Indemnifying Persons or the Partner Indemnifying Persons under this Article 7, each share of the Buyer’s common stock tendered by or on behalf of the Seller Indemnifying Persons or the Partner Indemnifying Persons in satisfaction of a Seller Event of Indemnification or a Partner Event of Indemnification under this Article 7 shall have a value equal to the Closing Price.

(iii) Each Indemnifying Person’s liability for any Losses shall be limited to the amount of such Losses net of the difference between any insurance proceeds received by the Indemnified Person in respect thereof minus the amount of premiums paid for such insurance by the Indemnified Person.

(iv) Notwithstanding any other provision of this Agreement, Losses related to the matters set forth in Section 2.1(d), Losses attributable to fraud and Losses related to Buyer’s covenants and agreements set forth in Section 1.3(b) (which Losses shall not be subject to the Indemnification Liability Cap set forth in Section 7.6(i), the indemnities set forth in this Article 7 shall be the exclusive remedies of the Indemnified Persons for any misrepresentation or breach of any representation or warranty or covenant or agreement contained in this Agreement or in the Related Agreements.

(vi) The Seller Indemnifying Persons and the Partner Indemnifying Persons shall satisfy indemnification obligations by payment, at their election, in either cash or shares of the Stock Consideration issued hereunder with a value based on the Closing Price and equal to the Losses for which indemnification is claimed.

(vii) To the extent the Escrowed Shares have not been or would not be exhausted, unless in the Buyer Indemnified Persons reasonable discretion it would be deemed to limit or prejudice the Buyer Indemnified Persons rights (other than the right to seek satisfaction of Losses other than from the Escrowed Shares, the Buyer Indemnified Persons shall first seek satisfaction of Losses from the Escrowed Shares.

ARTICLE 8.

MISCELLANEOUS

8.1. ENTIRE AGREEMENT. This Agreement (including the Seller Disclosure Schedule and the Exhibits attached hereto), the Related Agreements and the other writings referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior or contemporaneous agreements or understandings, written or oral, among the parties with respect thereto. All covenants and agreements of the Buyer or the Partners contained herein shall survive the Closing in accordance with their respective terms.

8.2. DESCRIPTIVE HEADINGS. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

8.3. PUBLIC ANNOUNCEMENTS. The parties hereto agree that, to the maximum extent feasible, but subject, in the case of the Buyer, to its public disclosure and, as to all parties, other legal and regulatory obligations, they shall advise and confer with each other prior to the issuance (and provide copies to the other party prior to issuance) of any public announcements, reports, statements or releases pertaining to the transactions contemplated hereunder.

8.4. NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by facsimile, with confirmation as provided above addressed as follows:

(a) if to the Buyer, to:

Answers Corporation
Jerusalem Technology Park
The Tower
Jerusalem 91481 Israel
Attention: Robert S. Rosenschein, CEO
Telephone: +972 (2) 649-5000
Telecopier: +972 (2) 649-5001

with a copy (not constituting notice) to:

Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas, 21st Floor
New York, New York 10018
Attention: Jeffrey J. Fessler, Esq.
Telephone: (212) 930-9700
Telecopier: (212) 930-9725

(b) if to the Seller, to:

Brainboost Partnership
Michael S. Hyman
45 Armand Rd.
Ridgefield, CT 06877
Attention: Assaf Rozenblatt and Edo Segal
Telephone: (203) 894-1212
Telecopier: (203) 894-1212

with a copy (not constituting notice) to:

Michael S. Hyman
127 West 96th Street #15B
New York, NY
Telephone: (646) 326-8596
Telecopier: (212) 316-5237

(c) if to the Partners, to

Michael S. Hyman
45 Armand Rd.
Ridgefield, CT 06877
Telephone: (203) 894-1212
Telecopier: (203) 894-1212

(d) All such notices or communications shall be deemed to be received (i) in the case of personal delivery or facsimile, on the date of such delivery, (ii) in the case of nationally-recognized overnight courier, on the next Business Day after the date when sent and (iii) in the case of mailing, on the third Business Day following the date on which the piece of mail containing such communication was posted.

8.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts by original or facsimile signature, each such counterpart shall be an original instrument, and all such counterparts together shall constitute one and the same agreement.

8.6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein (without regard to principles of conflicts of laws).

8.7. BENEFITS OF AGREEMENT. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.8. PRONOUNS. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof whenever the context and facts require such construction.

8.9. AMENDMENT, MODIFICATION AND WAIVER. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by (i) the Buyer, (ii) the Seller and (iii) the Partners; provided, however, that any party to this Agreement may waive any obligation owed to it by any other party under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

8.10. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

8.11. FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

8.12. CONSENT TO JURISDICTION; WAIVERS. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any Action (as defined below) arising out of this Agreement or any Related Agreement or any transaction contemplated hereby or thereby. Each of the parties hereto agrees to commence any Action relating hereto either in the United States District Court for the Southern District of New York or if such Action may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Agreement or any Related Agreement or any transaction contemplated hereby or thereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum. For purposes of this Agreement, "Action" means any claim, action, suit or arbitration, or any other proceeding, in each instance by or before any Governmental Authority or any nongovernmental arbitration, mediation or other nonjudicial dispute resolution body.

8.13. WAIVER OF JURY TRIAL. Each of the parties hereto irrevocably and unconditionally waives trial by jury in any Action relating to this Agreement, the Related Agreements or any transaction contemplated hereby or thereby, and for any counterclaim with respect thereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Asset Purchase Agreement to be executed on its behalf as of the day and year first above written.

ANSWERS CORPORATION

By:	/s/ Steven Steinberg
Name: Steven Steinberg
Title: Chief Financial Officer

BRAINBOOST PARTNERSHIP

By:	/s/ Assaf Rozenblatt
Name: Assaf Rozenblatt
Title: General Partner

PARTNERS:

/s/ ASSAF ROZENBLATT
ASSAF ROZENBLATT

/s/ EDO SEGAL
EDO SEGAL

/s/ JON MEDVED
JON MEDVED

SCHEDULE A

Business of the Company

The Brainboost Answer Engine (BAE)  is a robust answer extraction engine that receives a natural language question such as "Who was the first man on the moon" and returns an answer in plain English such as " The first man on the moon was Neil Armstrong". These answers are derived from a set of search results retrieved from a search engine. The BAE transforms the user query, queries the search engine or engines, retrieves the results, retrieves the underlying documents, analyzes them, extracts the possible answers and finally uses AnswerRank TM to score the answers and present them to the user in the most probable order.